                                                                     Exhibit 3.1

                                NETRO CORPORATION

                     2000 NON-EXECUTIVE STOCK INCENTIVE PLAN

                 (AS AMENDED AND RESTATED THROUGH JULY 16, 2002)

         1. PURPOSES OF THE PLAN. The purposes of this 2000 Non-Executive Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted hereunder shall be Nonstatutory Stock Options.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "ADMINISTRATOR" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

            (b) "AFFILIATE" means an entity other than a Subsidiary in which the Company owns an equity interest or which, together with the Company, is under common control of a third person or entity.

            (c) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock incentive plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules and regulations and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

            (d) "AWARD" shall mean any award of an Option or Restricted Stock under this Plan.

            (e) "AWARD AGREEMENT" shall mean an Option Agreement or Restricted Stock Agreement.

            (f) "BOARD" shall mean the Board of Directors of the Company.

            (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (h) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

            (i) "COMMON STOCK" shall mean the Common Stock of the Company.

            (j) "COMPANY" shall mean Netro Corporation, a Delaware corporation.

            (k) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent, Subsidiary or Affiliate to render consulting services and is compensated for such consulting services, excluding any Officers, Named Executives and Directors.

            (l) "CONTINUOUS SERVICE STATUS" means the absence of any interruption or termination of service as an Employee or Consultant to the Company or a Parent, Subsidiary or Affiliate. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates or their respective successors. Unless otherwise determined by the Administrator, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

            (m) "CORPORATE TRANSACTION" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

            (n) "DIRECTOR" shall mean a member of the Board.

            (o) "EMPLOYEE" shall mean any person who is employed by the Company or any Parent, Subsidiary or Affiliate of the Company, excluding any Officer, Named Executive and Director.

            (p) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (q) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (r) "NAMED EXECUTIVE" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

            (s) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable option agreement. "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable option agreement.

            (t) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (u) "OPTION" shall mean a stock option granted pursuant to the Plan.

            (v) "OPTION AGREEMENT" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

            (w) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

            (x) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

            (y) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (z) "PARTICIPANT" means an Employee or Consultant who receives an Award hereunder.

            (aa) "PLAN" shall mean this 2000 Non-Executive Stock Option Plan.

            (bb) "RESTRICTED STOCK" shall mean Shares awarded pursuant to
Section 14 hereof.

            (cc) "RESTRICTED STOCK AGREEMENT" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an award of Restricted Stock under the Plan.

            (dd) "RULE 16B-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

            (ee) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (ff) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 5,700,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4. ADMINISTRATION OF THE PLAN.

            (a) COMPOSITION OF ADMINISTRATOR. The Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. If a Committee has been appointed pursuant to this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

            (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by, or limitations of authority imposed by, the Board to or on such Committee, the Administrator shall have the authority, in its discretion:

                (i) to grant Awards under the Plan;

                (ii) to determine, upon review of relevant information and in accordance with the Plan, the Fair Market Value of the Common Stock;

                (iii) to determine the exercise price or purchase price per share of Awards to be granted, which exercise price, in the case of Options, shall be determined in accordance with Section 8(a) of the Plan;

                (iv) to determine the Employees or Consultants to whom, and the time or times at which, Awards shall be granted and the number of shares to be represented by each Award;

                (v) to interpret the Plan;

                (vi) to approve forms of agreement for use under the Plan;

                (vii) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Award;

                (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

                (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator; and

                (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

         5. ELIGIBILITY.

            (a) RECIPIENTS OF GRANTS. Awards may be granted only to Employees and Consultants. An Employee or Consultant who has been granted an Award may, if he is otherwise eligible, be granted an additional Award or Awards.

            (b) TYPE OF OPTION. Each Option shall be designated in the Option Agreement as a Nonstatutory Stock Option.

            (c) AT-WILL RELATIONSHIP. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

         6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

         7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. OPTION EXERCISE PRICE AND CONSIDERATION.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be no less than 85% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) any combination of such methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under the Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, acceptance of such form of consideration is not in the best interests of the Company at such time.

         9. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options granted to any employee under this Plan for any fiscal year of the Company shall be 1,000,000.

         10. EXERCISE OF OPTION.

            (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event of termination of an Optionee's Continuous Service Status with the Company, such Optionee may, but only within three (3) months (or such other period of time, not less than 30 days, as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise the Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. Unless otherwise determined by the Administrator, no termination shall be deemed to occur and this Section 10(b) shall not apply if
(i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

            (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of
Section 10(b) above, in the event of termination of an Optionee's Continuous Service Status as a result of Optionee's disability (including a disability within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months (or such other period of time as is determined by the Administrator) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified above, the Option shall terminate, and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

            (d) DEATH OF OPTIONEE. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within 30 days following termination of the Optionee's Continuous Service Status, the Option may be exercised, at any time within twelve months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by such Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of the Optionee's Continuous Service Status. To the extent that the Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if the Optionee does not exercise such Option to the extent so entitled within the time specified above, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan.

            (e) EXTENSION OF EXERCISE PERIOD. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Service Status from the periods set forth in Sections 10(b), 10(c) and 10(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

            (f) BUY-OUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time such offer is made.

         11. TAXES.

            (a) As a condition of the exercise of an Option granted under the Plan and the grant of Restricted Stock under the Plan, the Participant (or in the case of the Participant's death, the person exercising the Participant) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option and the issuance of Shares, as applicable. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

            (b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Participant or the grant of Restricted Stock.

            (c) In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the minimum statutory amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the "Tax Date").

            (d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations hereunder by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six months on the date of surrender, and (ii) have a Fair Market Value determined as of the applicable Tax Date equal to the minimum statutory amount required to be withheld.

            (e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 11(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by an Participant under Section 11(d) above must be made on or prior to the applicable Tax Date.

            (f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         12. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, that the Administrator may in its discretion grant transferable Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 12.

         13. RESTRICTED STOCK AWARDS

            (a) The Administrator is authorized to grant Restricted Stock which shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose. Such restrictions may lapse separately or in combination, at such time, under such circumstances, in such installments or otherwise, and under such other circumstances as the Administrator may determine at the date of grant or thereafter. Each award of Restricted Stock may or may not be subject to vesting upon satisfaction of conditions specified in the applicable Restricted Stock Agreement. Unless otherwise expressly provided in the Plan or the applicable Restricted Stock Agreement, a Participant granted Restricted Stock under the Plan shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

            (b) Restricted Stock may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

            (c) Restricted Stock may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Stock, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash, cash equivalents or past services rendered to the Company, as the Administrator may determine.

         14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, CORPORATE TRANSACTION AND OTHER TRANSACTION.

            (a) ADJUSTMENTS. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the maximum number of shares of Common Stock for which Options may be granted to any Employee under Section 9 of the Plan, and the price per share of Common Stock covered by each such outstanding Award, as applicable, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

            (b) DISSOLUTION OR LIQUIDATION. In the event of the dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator.

            (c) CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, each outstanding Award shall be assumed or an equivalent option shall be substituted by the successor corporation (or a Parent or Subsidiary of such successor corporation), unless the successor corporation does not agree to assume the outstanding Awards or substitute equivalent options, in which case the outstanding Awards shall terminate upon the consummation of the transaction.

            For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each Participant would be entitled to receive upon exercise of an Award the same number and kind of shares of stock or the same amount of property, cash or securities as the Participant would have been entitled to receive upon the occurrence of such transaction if the Participant had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in this Section); provided however that if such consideration received in the transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

            (d) CERTAIN DISTRIBUTIONS. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Award to reflect the effect of such distribution.

         14. TIME OF GRANTING AWARDS. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         15. AMENDMENT AND TERMINATION OF THE PLAN.

            (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable

            (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not adversely affect Awards already granted (except to the extent contemplated by such Awards) and such Awards shall remain in full force and effect, unless mutually agreed otherwise between the Participant and the Board (or other body then administering the Plan), which agreement must be in writing and signed by the Participant and the Company.

         16. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to an Award hereunder unless the issuance and delivery of such Shares pursuant thereto shall comply with the Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to such issuance of Shares hereunder, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. AWARD AGREEMENTS. Awards shall be evidenced by Award Agreements in such forms as the Administrator shall from time to time approve.

         19. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee upon request, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.